UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2017

NEW YORK & COMPANY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-32315 (Commission File Number)	33-1031445 (IRS Employer Identification No.)

330 West 34th Street
9th Floor
New York, New York 10001
(Address of principal executive offices, including  Zip Code)

(212) 884-2000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

This Form 8-K supplements the Tender Offer Statement on Schedule TO filed with the Securities and Exchange Commission on June 1, 2017, as amended and supplemented by Amendment No. 1 and Amendment No. 2 thereto filed with the Securities and Exchange Commission on June 16, 2017 and June 30, 2017, respectively, (collectively, the “Schedule TO”), by New York & Company, Inc., a Delaware corporation (the “Company”), relating to an offer by the Company to exchange certain outstanding options to purchase common stock and certain stock appreciation rights (“SARs”) for replacement stock appreciation rights, on the terms and subject to the conditions described in the Offer, dated June 1, 2017.

The Offer expired at 5:00 p.m. EDT, on June 29, 2017. Pursuant to the Offer, the Company accepted for exchange 237,750 options to purchase common stock and 4,888,379 SARs representing approximately 94.5% of the 5,425,129 Eligible Awards that were eligible to be tendered in the Offer. In accordance with the terms and conditions of the Offer, on June 29, 2017, the Company granted 2,466,694 Replacement SARs with an exercise price of $1.36 per share in exchange, which equals the closing price of the Company’s common stock as reported on the New York Stock Exchange on June 29, 2017, which is the grant date of the Replacement SARs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK & COMPANY, INC.

/s/ Sheamus Toal
Date: July 14, 2017	Name:	Sheamus Toal
	Title:	Executive Vice President and Chief Financial Officer